FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2026 Fourth Quarter Financial Results

GREENSBORO, N.C. — May 5, 2026 — Qorvo® (Nasdaq:QRVO), a leading global provider of connectivity and power solutions, today announced financial results for the Company’s fiscal 2026 fourth quarter ended March 28, 2026.

On a GAAP basis, revenue for Qorvo’s fiscal 2026 fourth quarter was $808.3 million, gross margin was 48.9%, operating income was $31.5 million, and diluted earnings per share was $0.32. On a non-GAAP basis, gross margin was 52.6%, operating income was $190.2 million, and diluted earnings per share was $1.69.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “Qorvo’s fiscal fourth quarter performance reflects continued operational excellence and the strategic optimization of business mix within and across operating segments. March quarterly non-GAAP gross margin expanded by 670 basis points year-over-year, and full-year fiscal 2026 non-GAAP gross margin expanded by 370 basis points versus the prior fiscal year. Looking forward, we expect continued momentum reducing capital intensity and enhancing profitability. For full-year fiscal 2027, we continue to expect non-GAAP gross margin above 50% and non-GAAP diluted earnings per share approaching $7.00.”

Financial Commentary

Grant Brown, chief financial officer of Qorvo, said, "During the fiscal fourth quarter, Qorvo generated $255 million of free cash flow and repurchased $400 million of shares outstanding, representing a reduction of approximately 5% of common stock outstanding versus the prior quarter. Qorvo completed its fiscal fourth quarter with a cash balance of $1.2 billion."

Given Qorvo's pending transaction with Skyworks, Qorvo has discontinued conducting conference calls and providing forward-looking guidance. Qorvo's fiscal 2027 will be a 53-week year, and its fiscal second quarter, ending Saturday, October 3, 2026, will include 14 weeks.

See "Forward-looking non-GAAP financial measures" below. Qorvo's actual results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliations of GAAP and non-GAAP financial information, attached.

SELECTED GAAP RESULTS
(In millions, except for percentages and EPS)
(Unaudited)

	Q4 Fiscal 2026	Q3 Fiscal 2026	Q4 Fiscal 2025	Sequential Change	Year-over-Year Change
Revenue	$808.3	$993.0	$869.5	$(184.7)	$(61.2)
Gross profit	$395.0	$464.2	$366.6	$(69.2)	$28.4
Gross margin	48.9%	46.7%	42.2%	2.2 ppt	6.7 ppt
Operating expenses	$363.5	$272.1	$338.3	$91.4	$25.2
Operating income	$31.5	$192.1	$28.2	$(160.6)	$3.3
Net income	$29.7	$164.1	$31.4	$(134.4)	$(1.7)
Weighted-average diluted shares	92.6	93.6	94.1	(1.0)	(1.5)
Diluted EPS	$0.32	$1.75	$0.33	$(1.43)	$(0.01)

SELECTED NON-GAAP RESULTS (1)
(In millions, except for percentages and EPS)
(Unaudited)

	Q4 Fiscal 2026	Q3 Fiscal 2026	Q4 Fiscal 2025	Sequential Change	Year-over-Year Change
Revenue	$808.3	$993.0	$869.5	$(184.7)	$(61.2)
Gross profit	$425.2	$487.5	$398.7	$(62.3)	$26.5
Gross margin	52.6%	49.1%	45.9%	3.5 ppt	6.7 ppt
Operating expenses	$235.0	$239.9	$246.8	$(4.9)	$(11.8)
Operating income	$190.2	$247.6	$151.8	$(57.4)	$38.4
Net income	$156.8	$203.2	$133.3	$(46.4)	$23.5
Weighted-average diluted shares	92.6	93.6	94.1	(1.0)	(1.5)
Diluted EPS	$1.69	$2.17	$1.42	$(0.48)	$0.27
(1) Adjusted for stock-based compensation expense; amortization of acquired intangible assets; restructuring-related charges and adjustments; merger-related costs; goodwill and intangible asset impairments; settlements, gains, losses and other charges; investment gains and losses; and an adjustment of income taxes.

SELECTED GAAP RESULTS BY OPERATING SEGMENT
(In millions, except percentages)
(Unaudited)
	Q4 Fiscal 2026	Q3 Fiscal 2026	Q4 Fiscal 2025	Sequential Change	Year-over-Year Change
Revenue
HPA	$202.7	$190.9	$187.9	6.2%	7.9%
CSG	93.3	111.3	101.3	(16.2)%	(7.9)%
ACG	512.3	690.8	580.3	(25.8)%	(11.7)%
Total revenue	$808.3	$993.0	$869.5	(18.6)%	(7.0)%
Operating income (loss)
HPA	$70.3	$55.7	$58.4	26.2%	20.4%
CSG	(6.9)	(6.2)	(15.6)	(11.3)%	55.8%
ACG	130.5	202.2	109.7	(35.5)%	19.0%
Unallocated amounts (1)	(162.4)	(59.6)	(124.3)	(172.5)%	(30.7)%
Total operating income	$31.5	$192.1	$28.2	(83.6)%	11.7%
Operating income (loss) as a % of revenue
HPA	34.7%	29.2%	31.1%	5.5 ppt	3.6 ppt
CSG	(7.4)	(5.6)	(15.4)	(1.8) ppt	8.0 ppt
ACG	25.5	29.3	18.9	(3.8) ppt	6.6 ppt
Total operating income as a % of revenue	3.9%	19.4%	3.3%	(15.5) ppt	0.6 ppt
(1) Includes stock-based compensation expense; amortization of acquired intangible assets; restructuring-related charges and adjustments; merger-related costs; goodwill and intangible asset impairments; settlements, gains, losses and other charges; costs associated with upgrading certain of the Company's core business systems; and start-up costs.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating expenses, operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) free cash flow, (vi) EBITDA, (vii) non-GAAP return on invested capital (ROIC), and (viii) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the “Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude amortization of acquired intangible assets, stock-based compensation expense, restructuring-related charges, acquisition and integration-related costs, and certain other charges or income. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin facilitates a useful evaluation of our historical performance and projected costs and the potential for realizing cost efficiencies.

We view amortization of acquired acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, and customer relationships, as items arising from pre-acquisition activities, determined at the time of an acquisition, rather than ongoing costs of operating Qorvo’s business. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangible assets is a static expense, which is not typically affected by operations during any particular period. Although we exclude the amortization of purchased intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting and contribute to revenue generation.

We believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to restructuring-related charges, and acquisition and integration-related costs do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating expenses, operating income and operating margin. Non-GAAP operating expenses, operating income and operating margin exclude stock-based compensation expense, amortization of acquired intangible assets, acquisition and integration-related costs, merger-related costs, goodwill and intangible asset impairments, restructuring-related charges and certain settlements, gains, losses and other charges. We believe that presentation of a measure of operating expenses, operating income and operating margin that excludes amortization of acquired intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration-related costs, merger-related costs, goodwill and intangible asset impairments, restructuring-related charges and certain settlements, gains, losses and other charges do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP operating expenses, operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of acquired intangible assets, acquisition and integration-related costs, merger-related costs, goodwill and intangible asset impairments, restructuring-related charges, certain settlements, gains, losses and other charges, investment and debt-related gains and losses, and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of research and development tax credit carryforwards, deferred tax expense (benefit) items not affecting taxes payable, adjustments related to the deemed and actual repatriation of historical foreign earnings, non-cash expense (benefit) related to uncertain tax positions and other items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating expenses, operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period, and free cash flow margin is calculated as free cash flow as a percentage of revenue. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo adjusts GAAP net income for interest expense, interest income, income tax expense (benefit), depreciation and intangible amortization expense, stock-based compensation and other charges that are not representative of Qorvo's ongoing operations (including goodwill and intangible asset impairments, investment and debt-related gains and losses, acquisition-related costs, merger-related costs, restructuring-related costs and certain settlements, gains, losses and other charges) when presenting EBITDA. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes, among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. ROIC is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of equity plus net debt, less certain goodwill.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments, minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Inventory days on hand. Inventory days on hand is defined as (a) average net inventory for the period, divided by (b) the result of non-GAAP cost of goods sold for the period divided by the number of days in the period.

Forward-looking non-GAAP financial measures. Our earnings release contains forward-looking gross margin and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, acquisition and integration-related costs, merger-related costs, restructuring-related charges, goodwill and intangible asset impairments, certain settlements, gains, losses and other charges, investment and debt-related gains or losses and the provision for income taxes, which could have a potentially significant impact on our future GAAP results.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

About Qorvo

Qorvo (Nasdaq:QRVO) supplies innovative semiconductor solutions that make a better world possible. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including automotive, consumer, defense & aerospace, industrial & enterprise, infrastructure and mobile. Visit www.qorvo.com to learn how our diverse and innovative team is helping connect, protect and power our planet.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "forecast," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations as of the date the statement is first made, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results on a quarterly and annual basis; our substantial dependence on developing new products and achieving design wins; our dependence on several large customers for a substantial portion of our revenue; a loss of revenue if defense and aerospace contracts are canceled or delayed; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs, due to timing of customers' forecasts; our inability to effectively manage or maintain relationships with chipset suppliers; our ability to continue to innovate in a very competitive industry; underutilization of manufacturing facilities; unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates; our acquisitions, divestitures and other strategic investments failing to achieve financial or strategic objectives; our ability to effectively execute on restructuring initiatives; our ability to attract, retain and motivate key employees; warranty claims, product recalls and product liability; changes in our effective tax rate; enactment of international or domestic tax legislation, or changes in regulatory guidance; changes in the favorable tax status of certain of our subsidiaries; risks associated with social, environmental, health and safety regulations, and climate change; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches, failed system upgrades or regular maintenance and other similar disruptions to our IT systems; theft, loss or misuse of personal data by or about our employees, customers or third parties; provisions in our governing documents and Delaware law may discourage takeovers and business combinations that our stockholders might consider to be in their best interests; negative impacts from activist stockholders; volatility in the price of our common stock; risks and uncertainties relating to the Mergers, including the occurrence of any event, change or other circumstance that could give rise to the right of us or Skyworks to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against us or Skyworks in connection with the Mergers; the possibility that the Mergers do not close when expected or at all because of required regulatory, stockholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that seeking or obtaining such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Mergers); that efforts to complete the Mergers may affect our business relationships with our existing and potential customers, suppliers, service providers and other business partners; that the expected synergies from the Mergers may not be fully realized or may take longer to realize than anticipated; any failure to promptly and effectively integrate the businesses of the Company and Skyworks; and that the Mergers may divert management’s attention and time from ongoing business operations and opportunities. These and other risks and uncertainties, which are described in more detail under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 29, 2025, and Qorvo’s subsequent reports and statements that we file with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Revenue	$808,277	$869,474	$3,678,517	$3,718,971
Cost of goods sold	413,256	502,911	1,990,415	2,183,382
Gross profit	395,021	366,563	1,688,102	1,535,589

Operating expenses:
Research and development	170,388	179,931	726,122	747,709
Marketing and selling	49,526	55,517	215,485	231,912
General and administrative	34,504	35,064	165,189	171,712
Goodwill and intangible asset impairment	82,369	79,503	82,369	192,569
Other operating expense (income)	26,720	(11,673)	87,513	96,160
Total operating expenses	363,507	338,342	1,276,678	1,440,062
Operating income	31,514	28,221	411,424	95,527

Interest expense	(17,840)	(19,985)	(73,134)	(78,328)
Other income, net	8,016	6,987	59,983	48,700
Income before income taxes	21,690	15,223	398,273	65,899

Income tax benefit (expense)	8,040	16,142	(59,284)	(10,284)
Net income	$29,730	$31,365	$338,989	$55,615

Net income per share:
Basic	$0.32	$0.34	$3.66	$0.59
Diluted	$0.32	$0.33	$3.62	$0.58

Weighted-average shares of common stock outstanding:
Basic	91,636	93,249	92,592	94,586
Diluted	92,628	94,105	93,547	95,450

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 28, 2026	December 27, 2025	March 29, 2025

GAAP operating income	$31,514	$192,141	$28,221
Stock-based compensation expense	26,321	26,849	27,415
Amortization of acquired intangible assets	20,394	21,605	24,040
Restructuring-related charges (adjustments)	22,426	(10,396)	(17,252)
Goodwill and intangible asset impairment	82,369	—	79,503
Merger-related costs	8,097	14,716	—
Settlements, gains, losses and other charges	(898)	2,670	9,922
Non-GAAP operating income	$190,223	$247,585	$151,849

GAAP net income	$29,730	$164,062	$31,365
Stock-based compensation expense	26,321	26,849	27,415
Amortization of acquired intangible assets	20,394	21,605	24,040
Restructuring-related charges (adjustments)	22,426	(10,396)	(17,252)
Goodwill and intangible asset impairment	82,369	—	79,503
Merger-related costs	8,097	14,716	—
Settlements, gains, losses and other charges	(898)	2,670	9,922
Investment gains and losses	4,053	(6,108)	3,444
Adjustment of income taxes	(35,660)	(10,160)	(25,095)
Non-GAAP net income	$156,832	$203,238	$133,342

GAAP weighted-average outstanding diluted shares	92,628	93,571	94,105
Dilutive stock-based awards	—	—	—
Non-GAAP weighted-average outstanding diluted shares	92,628	93,571	94,105

Non-GAAP net income per share, diluted	$1.69	$2.17	$1.42

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(in thousands, except percentages)	March 28, 2026		December 27, 2025		March 29, 2025
GAAP gross profit/margin	$395,021	48.9%	$464,191	46.7%	$366,563	42.2%
Stock-based compensation expense	5,252	0.6	6,011	0.6	5,645	0.7
Amortization of acquired intangible assets	18,448	2.3	18,783	1.9	21,684	2.5
Restructuring-related charges (adjustments)	7,084	0.9	(1,015)	(0.1)	5,492	0.6
Other income	(621)	(0.1)	(461)	—	(719)	(0.1)
Non-GAAP gross profit/margin	$425,184	52.6%	$487,509	49.1%	$398,665	45.9%

Three Months Ended
Non-GAAP Operating Income	March 28, 2026
(as a percentage of revenue)

GAAP operating income	3.9%
Stock-based compensation expense	3.2
Amortization of acquired intangible assets	2.5
Restructuring-related charges	2.8
Goodwill and intangible asset impairment	10.2
Merger-related costs	1.0
Settlements, gains, losses and other charges	(0.1)
Non-GAAP operating income	23.5%

Three Months Ended
Free Cash Flow (1)	March 28, 2026
(in thousands)

Net cash provided by operating activities	$276,264
Purchases of property and equipment	(21,235)
Free cash flow	$255,029
(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	March 28, 2026	December 27, 2025	March 29, 2025
GAAP research and development expense	$170,388	$178,066	$179,931
Less:
Stock-based compensation expense	12,496	14,575	14,364
Amortization of acquired intangible assets	402	466	—
Other charges	2	2	1
Non-GAAP research and development expense	$157,488	$163,023	$165,566

	Three Months Ended
	March 28, 2026	December 27, 2025	March 29, 2025
GAAP marketing and selling expense	$49,526	$49,424	$55,517
Less:
Stock-based compensation expense	3,327	3,290	4,067
Amortization of acquired intangible assets	1,543	2,356	2,356
Non-GAAP marketing and selling expense	$44,656	$43,778	$49,094

	Three Months Ended
	March 28, 2026	December 27, 2025	March 29, 2025
GAAP general and administrative expense	$34,504	$32,007	$35,064
Less:
Stock-based compensation expense	5,379	2,946	3,509
Non-GAAP general and administrative expense	$29,125	$29,061	$31,555

	Three Months Ended
	March 28, 2026	December 27, 2025	March 29, 2025
GAAP other operating expense (including goodwill and intangible asset impairment)	$109,089	$12,553	$67,830
Less:
Stock-based compensation (adjustment) expense	(132)	27	(170)
Restructuring-related charges (adjustments)	15,342	(9,381)	(22,744)
Goodwill and intangible asset impairment	82,369	—	79,503
Merger-related costs	8,097	14,716	—
Settlements, gains, losses and other charges	(279)	3,129	10,640
Non-GAAP other operating expense	$3,692	$4,062	$601

	Three Months Ended
	March 28, 2026	December 27, 2025	March 29, 2025
GAAP total operating expense	$363,507	$272,050	$338,342
Less:
Stock-based compensation expense	21,070	20,838	21,770
Amortization of acquired intangible assets	1,945	2,822	2,356
Restructuring-related charges (adjustments)	15,342	(9,381)	(22,744)
Goodwill and intangible asset impairment	82,369	—	79,503
Merger-related costs	8,097	14,716	—
Settlements, gains, losses and other charges	(277)	3,131	10,641
Non-GAAP total operating expense	$234,961	$239,924	$246,816

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 28, 2026	March 29, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,219,015	$1,021,176
Accounts receivable, net	382,509	386,719
Inventories	553,718	640,992
Prepaid expenses	36,724	32,808
Other receivables	16,172	11,023
Other current assets	98,176	74,557
Total current assets	2,306,314	2,167,275
Property and equipment, net	710,392	801,895
Goodwill	2,353,226	2,389,741
Intangible assets, net	121,506	273,478
Long-term investments	16,295	23,433
Other non-current assets	317,857	277,309
Total assets	$5,825,590	$5,933,131
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$242,870	$260,663
Accrued liabilities	248,160	287,981
Other current liabilities	221,727	234,538
Total current liabilities	712,757	783,182
Long-term debt	1,549,154	1,549,215
Other long-term liabilities	219,380	208,422
Total liabilities	2,481,291	2,540,819
Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock and additional paid-in capital, $0.0001 par value; 405,000 shares authorized; 87,741 and 92,920 shares issued and outstanding at March 28, 2026 and March 29, 2025, respectively	3,301,450	3,431,308
Accumulated other comprehensive income (loss)	4,061	(5,013)
Retained earnings (accumulated deficit)	38,788	(33,983)
Total stockholders' equity	3,344,299	3,392,312
Total liabilities and stockholders’ equity	$5,825,590	$5,933,131

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Cash flows from operating activities:
Net income	$29,730	$31,365	$338,989	$55,615
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	35,852	40,310	151,338	163,222
Intangible assets amortization	26,852	30,468	111,051	133,614
Deferred income taxes	(14,580)	(21,469)	(39,384)	(84,737)
Goodwill and intangible asset impairment	82,369	79,503	82,369	192,569
Stock-based compensation expense	26,321	27,415	136,070	136,346
Other, net	3,235	(25,014)	(13,421)	31,966
Changes in operating assets and liabilities:
Accounts receivable, net	104,995	43,256	3,154	26,807
Inventories	(24,428)	14,369	86,616	18,188
Prepaid expenses and other assets	(2,077)	6,162	(18,510)	(24,348)
Accounts payable and accrued liabilities	5,981	(20,978)	(50,211)	(38,599)
Income taxes payable and receivable	6,191	7,655	942	(4,103)
Other liabilities	(4,177)	(13,859)	19,628	15,662
Net cash provided by operating activities	276,264	199,183	808,631	622,202
Cash flows from investing activities:
Purchase of property and equipment	(21,235)	(28,513)	(129,070)	(137,600)
Proceeds from sale of property and equipment	37,862	7,059	51,711	7,059
Proceeds from sales of businesses	—	117,541	21,472	173,117
Other investing activities	1,507	(448)	12,287	(6,021)
Net cash provided by (used in) investing activities	18,134	95,639	(43,600)	36,555
Cash flows from financing activities:
Repurchase of common stock, including transaction costs	(400,050)	(49,981)	(532,552)	(356,336)
Proceeds from the issuance of common stock	10,403	11,336	35,492	35,741
Tax withholding paid on behalf of employees for restricted stock units	(2,863)	(705)	(32,018)	(31,250)
Repurchase of debt	—	—	—	(439,124)
Net proceeds (payments) from purchase and sale of inventories subject to repurchase	7,367	897	(11,711)	130,204
Other financing activities	(6,934)	(4,968)	(25,737)	(23,597)
Net cash used in financing activities	(392,077)	(43,421)	(566,526)	(684,362)
Effect of exchange rate changes on cash and cash equivalents	(1,816)	343	(666)	(2,477)
Net (decrease) increase in cash and cash equivalents	(99,495)	251,744	197,839	(28,082)
Cash and cash equivalents at the beginning of the period	1,318,510	769,432	1,021,176	1,049,258
Cash and cash equivalents at the end of the period	$1,219,015	$1,021,176	$1,219,015	$1,021,176
At Qorvo®
Doug DeLieto
VP, Investor Relations
1.336.678.7968